Exhibit 23.1



Independent  Auditors'  Consent


We consent to the incorporation by reference in Registration Statements No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402 and No.
33-54404  on  Form  S-8,  in  Post-Effective  Amendment  No. 1 to Registration
Statement  No.  33-25581  on  Form  S-8  and  in  Registration  Statements No.
33-57659, No. 33-54529 and No. 333-12179 on Form S-3 of Weingarten Realty Investors of our report dated April 2, 1998, relating to the statement of revenues and certain expenses of Rainbow Plaza Shopping Center, appearing in this Current Report on Form 8-K (Date of Event: December 31, 1997) of Weingarten Realty Investors.





Deloitte  &  Touche  LLP
Houston,  Texas
April  23,  1998